KNOWLES CORPORATION CHIEF EXECUTIVE OFFICER CHANGE-IN-CONTROL SEVERANCE PLAN (Effective April 28, 2026) Introduction This Knowles Corporation Chief Executive Officer Change-in-Control Severance Plan (the "Plan") sets forth the policy of Knowles Corporation, a Delaware corporation ("Knowles" or "Company") with respect to "Severance Payments" (as defined in Article 5) payable to the Company's Chief Executive Officer ("CEO") under the Plan. This CEO Change-in-Control Severance Plan constitutes the plan document and summary plan description for the Plan. Certain capitalized terms not otherwise defined in the text are defined in Article 14 of the Plan. Article 1. Who is Eligible for Participation in the Plan a. Eligible Executives. The Chief Executive Officer of Knowles Corporation shall be the only "Eligible Executive" eligible to receive Severance Payments under the Plan. b. Effect of Employment Agreement. You shall not be eligible to participate in the Plan if you are party to a written agreement with the Company that provides for severance payments to you upon, or following, the termination of your employment or following a Change in Control. c. Other Plans. If you are eligible to participate in and receive benefits under this Plan, you shall not be eligible to participate in and receive any severance benefits under any other severance plan, policy, practice, or arrangement maintained by the Company for the same event, including, for the avoidance of doubt, if you become eligible to receive Severance Payments under this Plan, you shall not be eligible to receive Severance Payments under the Knowles Corporation Chief Executive Officer Severance Plan (the "CEO Severance Plan"). Article 2. How Do You Become Eligible for Severance Payments under the Plan You will be eligible for Severance Payments under the Plan if you are the Chief Executive Officer and during the three (3) month period prior to or within eighteen (18) months following a Change-in-Control (the "Protected Period") your employment is terminated as a result of a Termination Without Cause or as a result of a Good Reason Termination. a. Termination Without Cause. Your employment is terminated by the Company without "Cause" ("Termination Without Cause"); or b. Good Reason Termination. You terminate your employment with the Company for "Good Reason" by giving a notice of termination for Good Reason under the procedures set forth in this Article 2 ("Good Reason Termination"); • You may elect to terminate your employment for Good Reason during the Protected Period by giving written notice ("Good Reason Notice") to the Plan Administrator of the events that you believe constitute Good Reason. A Good Reason Notice must be provided within sixty (60) days after the event(s) that constitute Good Reason first occurred and within the Protected Period. If the Company shall fail to cure the events constituting Good Reason as set forth in the Good Reason Notice within thirty (30) days of the receipt of such Good Reason Notice, you must give notice of a Good Reason termination within thirty (30) days after the expiration of the cure period (sixty

2 (60) days after the event(s) that constitute Good Reason first occurred) and within the Protected Period. Notwithstanding the foregoing, in the event that your employment terminates during the portion of the Protected Period that precedes a Change in Control, you may provide a Good Reason Notice within sixty (60) days after the date of the Change in Control and no cure period or notice of termination will apply. • The Plan Administrator may waive all or part of the thirty (30) day cure period for you to provide the notice of Good Reason termination by giving written notice to you. Article 3. What Events Make You Ineligible for Severance Payments under the Plan You will only be entitled to Severance Payments under the Plan if you satisfy the requirements of Article 2. You shall not be entitled to receive Severance Payments under this Plan if any of the following disqualifying events occur: a. Death or Disability. Your employment terminates due to death or upon your "Disability". b. Voluntary Termination. You terminate your employment with the Company or a successor for any reason, including without limitation retirement, other than for Good Reason ("Voluntary Termination"). A Voluntary Termination includes, without limitation, a termination by you (i) after a failure by you to give a timely notice of termination for Good Reason, or (ii) after the Company timely cures the event(s) that are claimed to constitute Good Reason. c. Termination for Cause. Your employment with the Company is terminated for Cause ("Termination for Cause"). • Your employment may be terminated for Cause by the Company effective upon the giving of written notice to you of such Termination for Cause, or effective upon another date as specified in such notice ("Notice of Termination for Cause"). • If within one (1) year after your employment terminates as the result of Good Reason Termination or Termination Without Cause, Knowles or its applicable affiliate determines that your employment could have been Terminated for Cause, your prior termination shall be recharacterized as a Termination for Cause upon Knowles or its applicable affiliate giving written notice to you (or to your estate in the event of your death). You (or your estate) shall have thirty (30) days to provide a written response to Knowles or its applicable affiliate. To the extent that the Company does not reverse its determination after receipt of your response, if any, you (or your estate) shall be obligated promptly to repay any Severance Payments paid to you under the Plan. Knowles or any of its affiliates may take appropriate legal action to seek to recover any Severance Payments from you or your estate. d. Sale. You work for a division, subdivision, plant, location, or entity which is sold or otherwise transferred to an entity other than Knowles and its Subsidiaries in a transaction that does not constitute a Change-in-Control, regardless of whether the new owner offers continued or comparable employment to you. e. New Employer. You begin working for another employer (whether regular or temporary and whether full-time or part-time) in any capacity, including as a consultant or independent contractor, before your "Date of Termination". You are required to immediately notify the Plan Administrator in writing if you begin another job prior to your Date of Termination.

3 Article 4. What Amounts Other than Severance Payments May be Payable to You Regardless of whether you are eligible for Severance Payments under the Plan, you may be entitled to receive benefits (other than severance payments) for which you are expressly eligible following your Date of Termination to the extent you are entitled under the terms and conditions of any other plans, policies, programs and/or arrangements of the Company and any benefits payable under such plans will be provided in accordance with the terms of the applicable plan or arrangement and shall not be treated as benefits or payments provided under the Plan. Without limiting the generality of the foregoing, any equity or equity- based awards outstanding at the time of your termination will be subject to the applicable plan under which they were granted and any applicable award agreement. Article 5. What Severance Payments Are Payable under the Plan If you are eligible to receive Severance Payments under Article 2 above, and you have not become ineligible for the receipt of such Severance Payments due to a disqualifying event as described in Article 3 above or other provisions of the Plan, you shall be entitled to the following severance payments (the "Severance Payments"): • A lump sum payment payable sixty (60) days following your Date of Termination equal to 2.0 multiplied by the sum of (i) your annual base salary on your Date of Termination (or, if higher, on the date of the Change-in-Control), and (ii) your target annual incentive bonus for the year in which the Date of Termination occurs (or, if higher, on the date of the Change-in-Control). For this purpose, your annual base salary and target annual incentive bonus, as applicable, shall be determined without regard to a reduction in such amounts that constitutes a Good Reason event. • A lump sum payment payable sixty (60) days following your Date of Termination equal to the then cost of the applicable premium for COBRA health continuation coverage for yourself and covered family members for twenty-four (24) months based on the type and level of health coverage, if any, in effect on your Date of Termination. If you die before receipt of all Severance Payments to which you are entitled, any payments due to you will be paid to your estate at the time they would have been payable to you. The Company's obligations to make Severance Payments to you are conditioned upon your timely execution (without revocation) of a separation agreement and a general release of all claims related to your employment and the termination of your employment in a form satisfactory to Knowles (the "Separation Agreement and Release"). The Separation Agreement and Release shall include a confidentiality covenant, a non-disparagement covenant, a covenant for the protection of intellectual property, and other similar covenants, as more fully set forth in such Separation Agreement and Release. If you should fail to execute such Separation Agreement and Release within forty-five (45) days following the Date of Termination or should you later revoke or violate the Separation Agreement and Release, the Company shall not have any obligation to make the payments contemplated under this Plan, you shall have no rights to any such payments and you shall refund any Severance Payments made to you. Notwithstanding any other provision of this Plan to the contrary, if you receive severance benefits under the Executive Severance Plan due to a covered termination during the first three months of the Protected Period and you become entitled to Severance Benefits under this Plan due to the occurrence of a Change in Control, any Severance Benefits payable under this Plan shall be reduced by the amount of the Severance Benefits payable under the Executive Severance Plan; provided, however that any reduction shall be made in a manner that does not violate section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). In no event shall any person be entitled to Severance Benefits under the Plan and any other plan, policy, program or arrangement, including the Executive Severance Plan, for the same termination event.

4 Article 6. Claw-Back Provisions In addition to the right of the Company under Article 3(c) and Article 5 to recover amounts paid to you, in the event that you shall (i) breach the non-disparagement, confidentiality, intellectual property or other covenants or provisions of the Separation Agreement and Release, or (ii) be required by any claw-back policies of the Company, as in effect from time to time, or by applicable law, to refund payments received from the Company as the result of a restatement of the financial statements of Knowles or any of its affiliates or other events or conduct as may be specified in such policies from time to time or as may be required by applicable law, you shall be obligated promptly to refund the Severance Payments made to you. Knowles or any of its affiliates may take appropriate legal action to seek to recover any Severance Payments from you or your estate. Article 7. Withholding Taxes Severance Payments are subject to all applicable federal, state, local and non-U.S. tax withholdings. Article 8. Section 409A of the Code Notwithstanding any other provision of the Plan, if any payment, compensation or other benefit provided to you in connection with your employment termination is determined, in whole or in part, to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and you are a "specified employee" as defined in Code Section 409A(a)(2)(b)(i), no part of such payments shall be paid before the day that is six (6) months plus one (1) day after your Date of Termination (such date, the "New Payment Date"). The aggregate of any payments that otherwise would have been paid to you during the period between your Date of Termination and the New Payment Date shall be paid to you in a lump sum on such New Payment Date. Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled in accordance with the terms of the Plan. If you die during the period between the Date of Termination and the New Payment Date, the amounts withheld on account of Code Section 409A shall be paid to your estate within ninety (90) days of your death. The provisions of the Plan are intended to be exempt from, or to comply with, the requirements of Code Section 409A, including without limitation, with the separation pay exemption and short-term deferral exemption of Code Section 409A. The Plan shall in all respects be administered in accordance with Code Section 409A and shall be interpreted in a manner to conform to the requirements of Code Section 409A. Notwithstanding anything in the Plan to the contrary, distributions may only be made under the Plan upon an event and in a manner permitted by Code Section 409A or an applicable exemption. All payments to be made upon a termination of employment under the Plan may only be made upon a "separation from service" or "termination of employment" within the meaning of Code Section 409A. For purposes of Code Section 409A, the right to a series of installment payments under the Plan shall be treated as a right to a series of separate payments. In no event may you, directly or indirectly, designate the calendar year of a payment. While the payments provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event will Knowles of any of its affiliates be liable for any additional tax, interest, or penalties that may be imposed on any person as a result of Section 409A of the Code.

5 Article 9. Excess Parachute Payments In the event that Knowles determines that any payment or distribution to you by the Company in connection with a Change-in-Control, whether paid or payable under this Plan or by reason of any other agreement, policy, plan, program or arrangement, including without limitation, any long-term incentive plan (including any equity plan) or nonqualified deferred compensation plan (a "Payment") would be subject to the excise tax imposed by Code Section 4999 (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), and you would receive a greater net after-tax amount (taking into account all applicable taxes payable by you, including any excise tax under Code Section 4999) by applying the reduction contained in this Article 9, then the Severance Payments to you under this Plan shall be reduced (but not below zero) to the maximum amount which may be paid without you becoming subject to such an excise tax under Code Section 4999 (such reduced payments to be referred to as the "Payment Cap"). In the event that you are subject to the Payment Cap, payments to you under this Plan will be reduced in reverse chronological order such that the last payments to be made to you will be reduced first until the Payment Cap is reached; provided, however, that any payments that are not subject to Section 409A of the Code shall be reduced before any payments that are subject to Section 409A of the Code. The tax and benefit calculations contemplated by this paragraph shall be performed by Knowles's accountants or tax counsel, the fees of which shall be paid by Knowles, including any fees incurred in connection with the audit of your tax return or appeal from any assessment. Article 10. Administration of Plan The "Plan Administrator" shall have the exclusive right, power, and authority, in its sole and absolute discretion, to administer, apply, and interpret the Plan and to decide all matters arising in connection with the operation or administration of the Plan to the extent not retained by Knowles as set forth herein. Without limiting the generality of the foregoing, the Plan Administrator shall have the sole and absolute discretionary authority to: • Take all actions and make all decisions with respect to the eligibility for, and the amount of, Severance Payments payable under the Plan; • Formulate, interpret and apply rules, regulations, and policies necessary to administer the Plan in accordance with its terms; • Decide questions, including legal or factual questions, with regard to any matter related to the Plan; • Conclusively construe and interpret the terms and provisions of the Plan and all documents which relate to the Plan and decide any and all matters arising thereunder including the right to remedy possible ambiguities, inconsistencies or omissions; • Investigate and make such factual or other determinations as shall be necessary or advisable for the resolution of appeals of adverse determinations under the Plan; and • Process, and approve or deny, claims for Severance Payments under the Plan and any appeals. All determinations made by the Plan Administrator as to any question involving its respective responsibilities, powers and duties under the Plan shall be final and binding on all parties, to the maximum extent permitted by law. All determinations by Knowles referred to in the Plan shall be made by Knowles in its capacity as an employer and settlor of the Plan.

6 Article 11. Modification or Termination of Plan Knowles reserves the right, in its sole and absolute discretion, to amend, modify, or terminate the Plan, in whole or in part, including any or all of the provisions of the Plan, for any reason, at any time, by action of the Compensation Committee of Knowles's Board of Directors ("Compensation Committee"). This Plan does not give the Eligible Executive any vested right to Severance Payments. If the Plan is amended or terminated, your rights to receive Severance Payments may be eliminated. No individual may become entitled to benefits or other rights under the Plan after the Plan is terminated. In the event that an amendment to the Plan to be effective on or after a Change-in-Control, is in the aggregate materially adverse to you (taking into account any aspects of such amendments that are beneficial to you), or the Plan is terminated on or after a Change-in-Control, no such amendment or termination shall be effective before the second anniversary of the Change-in-Control. In the event that a Change-in-Control occurs within twelve months after the effective date of an amendment to the Plan that is in the aggregate materially adverse to you (taking into account any aspects of such amendments that are beneficial to you), or the Plan is terminated twelve months prior to a Change-in-Control, such amendment or termination shall not be effective. Article 12. Claims and Appeal Procedures Generally, it is not expected that the Eligible Executive will need to make a claim for benefits under the Plan. The Plan Administrator shall make a determination in connection with the termination of employment of the Eligible Executive as to whether a Severance Payment under the Plan is payable to the Eligible Executive and the amount thereof, taking into consideration any determination made by Knowles as to the circumstances regarding the termination, or the potential applicability of a disqualifying event. The Plan Administrator shall advise the Eligible Executive as to the amount of Severance Payments payable under the Plan. The Plan Administrator may delegate any or all of its responsibilities under this section. a. Claim Procedures If, the Eligible Executive believes that he or she is entitled to payments and benefits under the Plan that are not provided to him or her or who disagrees with a decision to require him or her to repay an amount under the Plan the Eligible Executive or his authorized representative (the "Claimant") may submit a claim to the Plan Administrator in writing. Within ninety (90) days after receiving a claim, the Claimant will be notified of the Plan Administrator's decision with respect to the Claim. will decide whether or not to approve the claim. The ninety (90)-day period may be extended by the Plan Administrator up to an additional ninety (90)-day period if special circumstances require an extension of time to consider the claim. If the Plan Administrator extends the ninety (90)-day period, the Claimant will be notified in writing before the expiration of the initial ninety (90)-day period as to the length of the extension and the special circumstances that necessitate the extension. A claim will be deemed denied if the Plan Administrator fails to notify the Participant within 90 days after receipt of the claim, plus any extension of time for processing the claim not to exceed 90 additional days, as special circumstances require. If the claim is denied, the Plan Administrator shall set forth in writing (which notice may be electronic) the reasons for the denial; the relevant provisions of the Plan on which the decision is made; a description of the Plan's claim appeal procedures; and, if additional material or information is necessary to perfect the claim, an explanation of why such material or information is necessary. The notice will also include a statement regarding the procedures for the Claimant to file a request for review of the claim denial as set forth in the "Appeal Procedures" sub-section below. b. Appeal Procedures

7 If a claim has been denied by the Plan Administrator and the Claimant wishes further consideration and review of his or her claim, he or she must file a written appeal of the denial of the claim to the Plan Administrator no later than sixty (60) days after the receipt of the written notification of the Plan Administrator's denial. In connection with his or her appeal, the Claimant may request the opportunity to review relevant documents prior to submission of a written statement, submit documents, records and comments in writing, and receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the Claimant's claim under the Plan. The review of the appeal by the Plan Administrator will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial review of the claim. The Plan Administrator will notify the Claimant in writing (which notice may be electronic) of the Plan Administrator's decision with respect to its review of the appeal within sixty (60) days of the receipt of the request for a review of the claim. Due to special circumstances, the Plan Administrator may extend the time to reach a decision with respect to the appeal of the claim denial, in which case the Plan Administrator will notify the Claimant in writing before the expiration of the initial 60-day period as to the length of the extension and the special circumstances that necessitate such extension and render a decision as soon as possible, but not later than one hundred twenty (120) days following the receipt of the Claimant's request for appeal. If the appeal is denied, the Plan Administrator will set forth in writing (which notice may be electronic) the specific reasons for the denial and references to the relevant Plan provisions on which the determination of the denial is based. The notice will also include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim, and a statement of the Claimant's right to bring an action under Section 502(a) of ERISA. Any decision on appeal will be final, conclusive and binding upon all parties. If the appeal is denied, however, the Claimant will be advised of his or her right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") following a claim denial on appeal. c. Exhaustion of Remedies under the Plan A Claimant wishing to seek judicial review of an adverse benefit determination under the Plan, whether in whole or in part, must file any suit or legal action, including, without limitation, a civil action under Section 502(a) of ERISA, within one (1) year of the date the final decision on the adverse benefit determination on review is issued or should have been issued or lose any rights to bring such an action. If any such judicial proceeding is undertaken, the evidence presented shall be strictly limited to the evidence timely presented to the Plan Administrator. A Claimant may bring an action under ERISA only after he or she has exhausted the Plan's claims and appeal procedures. Article 13. Miscellaneous Provisions • The records of the Company with respect to employment history, compensation, absences, illnesses, and all other relevant matters shall be conclusive for all purposes of this Plan. • The respective terms and provisions of the Plan shall be construed, whenever possible, to be in conformity with the requirements of ERISA, or any subsequent laws or amendments thereto. To the extent not to conflict with the preceding sentence, the construction and administration of the Plan shall

8 be in accordance with the laws of the state of Illinois applicable to contracts made and to be performed within the state of Illinois (without reference to its conflicts of law provisions). • Nothing contained in this Plan shall be held or construed to create any liability upon the Company to retain any employee in its service or to change the employee-at-will status of any employee. All employees shall remain subject to the same terms and conditions of employment and discharge or discipline to the same extent as if the Plan had not been put into effect. An employee's failure to qualify for, or receive, a Severance Payment under the Plan shall not establish any right to (i) continuation or reinstatement, or (ii) any benefits in lieu of Severance Payments. • The Company has the right to cancel a proposed termination of employment or reschedule a termination date at any time before your employment terminates. You will not become eligible for Severance Payments if your termination date is cancelled or if you voluntarily terminate employment before the termination date specified or rescheduled by the Company. • Severance Payments under this Plan are not intended to duplicate such (i) payments and benefits as may be provided to you under state, local, federal or non-US plant shut down, mass layoff or similar laws, such as the WARN Act or (ii) payments in the nature of severance or separation pay, termination allowances or indemnities, and/or pay or benefits in lieu of notice, pay and/or benefits for service during any notice period, or any similar type of payment or benefit under any non-US plan, program or policy, under any non-US contract or agreement or between a union, works council or other collective bargaining entity or employee representative and Knowles or any of its affiliates, or under applicable non-US laws or regulations. Should payments or benefits under such laws or other arrangements become payable to you, payments under this Plan will be offset or reduced (but not below zero) by all payments and benefits to which you are entitled under such other laws or arrangements, or alternatively, Severance Payments previously paid under this Plan will be treated as having been paid to satisfy such other benefit obligations to the extent permitted by applicable law. In either case, the Plan Administrator, in its sole discretion, will determine how to apply this provision and may override other provisions in this Plan in doing so. • At all times, payments under the Plan shall be made from the general assets of the Company. • Should any provisions of the Plan be deemed or held to be unlawful or invalid for any reason, the balance of the Plan shall remain in effect, unless it is amended or terminated as provided in the Plan. • Except as required by law, the Severance Payments will not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause such payments to be so subjected will not be recognized. • If any overpayment is made under the Plan for any reason, the Plan Administrator will have the right to recover the overpayment. • Knowles shall cause this Plan to be assumed by a successor of Knowles, whether such succession occurs by merger, asset sale or otherwise. • Any notice or other written communication required or permitted pursuant to the terms of the Plan shall have been duly given (i) immediately when delivered by hand, (ii) three days after being mailed by United States Mail, first class, postage prepaid (or such local equivalent thereof), addressed to the intended recipient at his, her or its last known address, (iii) on the next business day after deposit with a courier or overnight delivery service post paid for next-day delivery and addressed in accordance

9 with the last known address, or (iv) immediately upon delivery by facsimile or email to the telephone number or email address provided by a party for the receipt of notice. Article 14. Definitions Beneficial Owner Shall have the meaning set forth in Rule 13d-3 under the "Securities Exchange Act of 1934" ("Exchange Act"), except that a "Person" shall not be deemed to be the "Beneficial Owner" of any securities which are properly reported on a Form 13-F. Cause • You have engaged in conduct that constitutes willful misconduct, dishonesty, or gross negligence in the performance of your duties; you breach your fiduciary duties to your employer; or your willful failure to carry out the lawful directions of the person(s) to whom you report; • You have engaged in conduct which is demonstrably and materially injurious to your employer, or that materially harms the reputation, good will, or business of your employer; • You have engaged in conduct which is reported in the general or trade press or otherwise achieves general notoriety and which is scandalous, immoral or illegal; • You have been convicted of, or entered a plea of guilty or nolo contendere (or similar plea) to, a crime that constitutes a felony, or a crime that constitutes a misdemeanor involving moral turpitude, dishonesty or fraud; • You have been found liable in any Securities and Exchange Commission or other civil or criminal securities law action or any cease and desist order applicable to you is entered (regardless of whether or not you admit or deny liability); • You have used or disclosed, without authorization, confidential or proprietary information of Knowles or its Subsidiaries; you have breached any written agreement with the Company not to disclose any information pertaining to Knowles or its Subsidiaries or their customers, suppliers and businesses; or you have breached any applicable agreement relating to non-solicitation, non- competition, or the ownership or protection of the intellectual property of Knowles or its Subsidiaries; or • You have breached any of the Company's policies applicable to you, whether currently in effect or adopted after the Effective Date of the Plan. Change-in- Control A Change-in-Control shall be deemed to have taken place upon the occurrence of any of the following events: (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Knowles (not including in the securities beneficially owned by such Person, any securities acquired directly from Knowles or its affiliates) representing 20% or more of either the then outstanding shares of common stock of Knowles or the combined voting power of Knowles's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of sub-paragraph (iii) below. For purposes of this definition, the term "affiliate" shall mean any entity that directly or indirectly controls, is controlled by, or is under common control with Knowles; or

10 (ii) the following individuals cease for any reason to constitute a majority of the members of Knowles's Board of Directors then serving: individuals who, on the Effective Date of the Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Knowles) whose appointment or election by the Board or nomination for election by Knowles's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) there is consummated a merger or consolidation of Knowles or any direct or indirect subsidiary of Knowles with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Knowles outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of Knowles or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Knowles (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Knowles (not including in the securities Beneficially Owned by such Person any securities acquired directly from Knowles or its affiliates) representing 20% or more of either the then outstanding shares of common stock of Knowles or the combined voting power of Knowles's then outstanding securities; or (iv) the stockholders of Knowles approve a plan of complete liquidation or dissolution of Knowles or an agreement is entered into for the sale or disposition by Knowles of all or substantially all of Knowles's assets, other than a sale or disposition by Knowles of all or substantially all of Knowles's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of Knowles in substantially the same proportions as their ownership of Knowles immediately prior to such transaction or series of transactions. Date of Termination The date on which you incur a termination of employment or such other date on which you incur a "separation from service" determined under the provisions set forth in Section 1.409A-1(h) of the Treasury Regulations or any successor provisions. Pursuant to such provisions, you will be treated as no longer performing services for the Company when the level of services you perform for the Company decreases to a level equal to 20% or less of the average level of services performed by you during the immediately preceding thirty-six (36) months. Disability Disability shall be defined as set forth under the Company-sponsored Long-Term Disability Benefits Plan that covers you, as such plan shall be in effect from time to time. Any dispute concerning whether you are deemed to have suffered a Disability for purposes of the Plan shall be resolved in accordance with the dispute resolution procedures set forth in the Company-sponsored Long-Term Disability Benefits Plan in which you participate. Good Reason The occurrence of any of the following events without your written consent:

11 • A material reduction in (i) the rate of your annual base salary (other than a salary reduction, not to exceed 10%, that applies to all other similarly-situated executive officers), (ii) the target level of your annual bonus, or (iii) the grant value to you of your long-term incentive awards; • Any material and adverse change in your title; • Any material and adverse reduction in your authorities, responsibilities, or reporting relationships; or • The relocation of your principal place of employment to a location more than fifty (50) miles from your principal place of employment (unless such relocation does not increase your commute by more than twenty (20) miles), except for required travel on the Company's business. Plan Administrator The Compensation Committee. Person Shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Knowles or any of its affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Knowles or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of Knowles in substantially the same proportions as their ownership of stock of Knowles. Article 15. Effective Date of Plan The Plan, as set forth herein, is effective as of April 28, 2026. SUMMARY OF ERISA RIGHTS Your Rights Under ERISA The Department of Labor has issued regulations that require the Plan Administrator to provide you with a statement of your rights under ERISA with respect to this Plan. The following statement was designated by the Department of Labor to satisfy this requirement and is presented accordingly. As a participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants are entitled to: Receive Information About Your Plan and Benefits 1. Examine, without charge, all Plan documents and copies of all documents filed by Knowles with the Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration. This includes annual reports and Plan descriptions. All such documents are available for review from the Knowles Human Resources Department. 2. Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including copies of the latest annual report (Form 5500 Series) and any updated summary plan description. The Plan Administrator may charge you a reasonable fee for the copies. 3. Receive a summary of the Plan's annual financial report. Once each year, the Plan Administrator will send you a Summary Annual Report of the Plan's financial activities at no charge.

12 Prudent Action by Fiduciaries In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called fiduciaries of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under the Plan or exercising your rights under ERISA. Enforcing Your Rights If your claim for Severance Payments is denied or ignored in whole or in part, you have a right to receive a written explanation of the reason for the denial, to obtain copies of documents related to the decision without charge, and to appeal any denial, all within certain time schedules. You have the right to have your claim reviewed and reconsidered as explained in the "Claims and Appeal Procedures" section. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within thirty (30) days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for Severance Payments which is denied or ignored, in whole or in part, you may file suit in a state or federal court after you have exhausted the Plan's claims and appeal procedures as described in the section "Claims and Appeal Procedures" hereof. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous. Assistance with Your Questions If you have any questions about the Plan, you should contact the Plan Administrator through the Knowles Human Resources Department. They will be glad to help you. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest Area Office of the Employee Benefits Security Administration, Department of Labor, listed in your telephone directory, or you may contact: The Division of Technical Assistance and Inquiries Employee Benefits Security Administration, U.S. Department of Labor 200 Constitution Avenue, N.W. Washington, DC 20210 You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration at 1-866-444-3272. Administrative Facts Plan Name Knowles Corporation Chief Executive Officer Change-in-Control Severance Plan

13 Plan Sponsor Knowles Corporation 1151 Maplewood Drive Itasca, Illinois 60143 630-250-5100 Type of Plan The Plan is a welfare benefit plan that provides severance benefits Source of Contributions to Plan Employer payments from general corporate assets Plan Year The Plan Year is January 1 through December 31 Employer Identification Number 90-1002689 Plan Number 511 Plan Administrator Knowles Corporation 1151 Maplewood Drive Itasca, Illinois 60143 630-250-5100 Agent for Receiving Service of Legal Process General Counsel Knowles Corporation 1151 Maplewood Drive Itasca, Illinois 60143 630-250-5100 Legal Process can also be served on the Plan Administrator Contact Information If you have questions about this Plan, please contact Knowles Human Resources at the coordinates below and they will provide you with this information. Knowles Human Resources Phone: 630-238-5100 Fax: 630-773-3744